























































<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and
Subsidiaries under cover of Form 10-Q for June 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                           2,862
<SECURITIES>                                         0
<RECEIVABLES>     <F1>                           8,007
<ALLOWANCES>                                         0
<INVENTORY>       <F2>                               0
<CURRENT-ASSETS>                                13,476
<PP&E>                                         251,129
<DEPRECIATION>                                 159,437
<TOTAL-ASSETS>                                 105,320
<CURRENT-LIABILITIES>                           10,499
<BONDS>                                              0
<COMMON>                                         4,188
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      49,330
<TOTAL-LIABILITY-AND-EQUITY>                   105,320
<SALES>                                              0
<TOTAL-REVENUES>  <F3>                          37,423
<CGS>                                                0
<TOTAL-COSTS>     <F3>                          32,887
<OTHER-EXPENSES>                                 1,976
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,575
<INCOME-PRETAX>                                    985
<INCOME-TAX>                                         8
<INCOME-CONTINUING>                                977
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       977
<EPS-PRIMARY>                                      .05
<EPS-DILUTED>                                      .05

<F1> Accounts Receivable is presented net in the Consolidated Condensed Balance
     Sheet.
<F2> Inventory is presented as a portion of Other Current Assets in the
     Consolidated Condensed Balance Sheet.
<F3> Total revenues and total costs were reduced in the second quarter, as compared to prior quarters, by a business combination in the Company's natural gas marketing segment which left the Company with a 34 percent equity interest in the new resulting entity.




